UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT PURSUANT
TO SECTION 13 OR 15 (d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): January 15, 2010
THE WILLIAMS COMPANIES, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or Other Jurisdiction of Incorporation)	1-4174 (Commission File Number)	73-0569878 (I.R.S. Employer Identification No.)

One Williams Center, Tulsa, Oklahoma (Address of Principal Executive Offices)	74172 (Zip Code)
Registrant’s Telephone Number, Including Area Code: 918/573-2000
Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☑	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry Into a Material Definitive Agreement.
     On January 15, 2010, Williams Partners L.P. (the “Partnership”) entered into a Contribution Agreement with certain subsidiaries of The Williams Companies, Inc. (“Williams”), specifically Williams Gas Pipeline Company, LLC (“WGP”), Williams Energy Services, LLC (“WES”), WGP Gulfstream Pipeline Company, L.L.C. (“WGPGPC”), Williams Partners GP LLC (the “General Partner,” and together with WGP, WES, and WGPGPC, the “Contributing Parties”), and Williams Partners Operating LLC, the operating subsidiary of the Partnership (the “Operating Company,” and together with the Partnership, the “Partnership Parties”). Williams is also a party to the Contribution Agreement for the limited purpose described below. Pursuant to the Contribution Agreement, the Contributing Parties will contribute to the Partnership the ownership interests in the entities that make up Williams’ Gas Pipeline and Midstream Gas and Liquids business segments (including its limited and general partner interests in Williams Pipeline Partners L.P., a publicly traded Delaware master limited partnership (“WMZ”), but excluding its Canadian, Venezuelan and olefins operations, and a 25.5% interest in Gulfstream Natural Gas System, L.L.C.), to the extent not already owned by the Partnership and its subsidiaries (the “Contributed Entities”). This contribution will be in exchange for aggregate consideration of:
•	$3.5 billion in cash, less all expenses incurred by the Partnership in connection with (i) the transactions contemplated by the Contribution Agreement, (ii) the Proposed Private Placement (as defined below), including any initial purchasers’ discount or original issue discount, (iii) the establishment of the Partnership Credit Facility (as defined below), (iv) the WMZ Exchange Offer (as defined below), and (v) one-half of any and all applicable filing fees under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the “Net Cash Consideration”);
•	203 million of the Partnership’s Class C limited partner units (the “Class C Units”), which will be identical to the Partnership’s common limited partner units except that (i) in the first fiscal quarter in which the Class C Units are outstanding they will receive a quarterly distribution that is prorated to reflect the fact that the Class C Units were not outstanding during the full quarterly period, and (ii) they will automatically convert into the Partnership’s common limited partner units following the record date for the distribution with respect to the first fiscal quarter in which the Class C Units are outstanding; and
•	an increase in the capital account of the General Partner to allow it to maintain its 2% general partner interest and the issuance of general partner units to the General Partner equal to 2/98th of the number of Class C Units that will be issued (the “Additional Partner Units”), resulting in Williams holding an approximate 82% limited partner interest and a 2% general partner interest in the Partnership.
     The Net Cash Consideration will be paid to Williams from the net proceeds of a proposed private placement (the “Proposed Private Placement”) of the Partnership’s senior unsecured notes (the “Debt Securities”) to be conducted pursuant to Rule 144A under the Securities Act of 1933, as amended, and, to the extent the net proceeds to the Partnership from the Proposed Private Placement total less than the Net Cash Consideration, borrowings under a new senior unsecured revolving credit facility to be established by the Partnership (the “Partnership Credit Facility,” and together with the Proposed Private Placement, the “Proposed Financing Transactions”).
     The issuance of the Class C Units will be made in reliance upon an exemption from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), under Section 4(2) of the Securities Act.
     Pursuant to the Contribution Agreement, the Contributing Parties have agreed to indemnify the Partnership Parties, their subsidiaries and their respective securityholders, directors, officers, and employees, and the directors, officers, and employees of the General Partner (the “Partnership Indemnified Parties”) against certain losses resulting from any breach of the Contributing Parties’ representations, warranties, covenants or agreements or any breach or violation of any environmental laws (as defined in the Contribution Agreement) that occurs prior to closing by any of the Contributed Entities or their subsidiaries or relating to the assets of the Contributed Entities or their subsidiaries. The Partnership Parties have agreed to indemnify the Contributing Parties, their affiliates (other than any of the Partnership Indemnified Parties), the Contributed Entities and their subsidiaries, and their respective securityholders, directors, officers, and employees against certain losses resulting from any breach of the Partnership Parties’ representations, warranties, covenants or agreements. Certain of the indemnification obligations of the Contributing Parties, on the one hand, and the Partnership Parties, on the other hand, are subject to a minimum claim amount of $400,000 and an aggregate deductible of $180 million. All of the indemnification obligations of the Contributing Parties, on the one hand, and the Partnership Parties, on the other hand, are subject to a cap equal to $1.44 billion, except that the Contributing Parties’ indemnification obligation with respect to a breach of their representation of title to the Contributed Entities shall not exceed an amount equal to $9.5 billion minus the amount paid in respect of all other indemnification obligations of the Contributing Parties. In addition, the parties have reciprocal indemnification obligations for certain tax liabilities and losses and those obligations are not subject to the deductible and cap. Williams has agreed to guarantee the indemnification obligations of the Contributing Parties up to a maximum of $1.44 billion.
     The closing of the transactions contemplated by the Contribution Agreement is subject to the satisfaction of a number of customary and other closing conditions, including, among others, (i) the expiration or termination of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, (ii) the Proposed Financing Transactions having closed or being ready to close (or, if applicable, having closed into escrow) on terms satisfactory to Williams in its discretion and the Proposed Financing Transactions raising or making available to the Partnership net cash proceeds that equal or exceed the Net Cash Consideration, (iii) the Partnership’s common limited partner units to be issued upon conversion of the Class C Units being approved for listing on the New York Stock Exchange, subject only to official notice of issuance, (iv) conditions related to the maintenance of certain credit ratings of Williams and the Partnership and receipt of investment grade ratings for the Debt Securities, (v) the Partnership’s receipt of a tax opinion of Andrews Kurth LLP regarding “qualifying income” matters, (vi) the various ancillary agreements to be entered into in connection with the Contribution Agreement having been executed by each of the parties thereto, and (vii) the absence of any “material adverse effect” of the Contributed Entities and their subsidiaries or of the Partnership since the execution of the Contribution Agreement.
     Upon the closing of the transactions contemplated by the Contribution Agreement, the agreements that are attached as exhibits to the Contribution Agreement will be executed. These agreements are (i) a Conveyance, Contribution and Assumption Agreement among the Contributing Parties and the Partnership Parties (the “Conveyance Agreement”), (ii) an Omnibus Agreement between Williams and the Partnership, (iii) a Limited Call Right Forbearance Agreement between the Partnership and the General Partner (the “Forbearance Agreement”), (iv) an Administrative Services Agreement between Transco Pipeline Services LLC, a Delaware limited liability company (the “Contractor”), and Transcontinental Gas Pipe Line Company, LLC, a Delaware limited liability company (“Transco”), (v) a Secondment Agreement among Williams, the Partnership and the General Partner, and (vi) an Amendment to the Partnership’s Amended and Restated Agreement of Limited Partnership, as amended (the “Partnership Agreement Amendment”).
     The Conveyance Agreement will effect the contribution of the ownership interests in the Contributed Entities from the Contributing Parties to the Partnership and will further transfer the ownership interests in the Contributed Entities from the Partnership to the Operating Company.
     Pursuant to the Omnibus Agreement, Williams will indemnify the Partnership from and against or reimburse the Partnership for (i) amounts incurred by the Partnership or its subsidiaries for repair or abandonment costs for damages to certain facilities caused by Hurricane Ike, up to a maximum of $10,000,000, (ii) maintenance capital expenditure amounts incurred by the Partnership or its subsidiaries in respect of certain U.S. Department of Transportation projects, up to a maximum aggregate amount of $50,000,000, and (iii) the amount of amortization over time of deferred revenue amounts that relate to cash payments received prior to the closing of the transactions contemplated by the Contribution Agreement for services to be rendered by the Partnership in the future at the Devils Tower floating production platform located in Mississippi Canyon Block 773. In addition, the Partnership will pay to Williams the proceeds of certain sales of natural gas recovered from the Hester storage field pursuant to the FERC order dated March 27, 2008, approving a settlement agreement in Docket No. RP06-569.
     Pursuant to the Forbearance Agreement, the General Partner will agree to forbear exercising a right in certain circumstances that is granted to it under the Partnership’s Amended and Restated Agreement of Limited Partnership (the “Partnership Agreement”). Under the Partnership Agreement, if the General Partner and its affiliates hold more than 80% of the Partnership’s common limited partner units, the General Partner has the right to purchase all of the remaining common limited partner units. In the Forbearance Agreement, the General Partner will agree not to exercise this right unless it and its affiliates hold more than 85% of the Partnership’s common limited partner units. The Forbearance Agreement will terminate when the ownership by the General Partner and its affiliates of the Partnership’s common limited partner units decreases below 75% (assuming the full conversion of Class C Units that are held by the General Partner and its affiliates).
     Pursuant to the Administrative Services Agreement, the Contractor will provide personnel, facilities, goods, and equipment not otherwise provided by Transco that are necessary to operate Transco’s businesses. In return, Transco will reimburse the Contractor for all direct and indirect expenses the Contractor incurs or payments it makes (including salary, bonus, incentive compensation, and benefits) in connection with these services.

     Pursuant to the Secondment Agreement, Williams will cause its affiliates to provide personnel necessary to operate, manage, maintain and report the operating results of the Partnership’s Midstream Gas and Liquids business segment. During the period that such personnel are providing services related to the Partnership’s Midstream Gas and Liquids business segment, they will be subject to the direction, supervision and control of the General Partner. The General Partner will also be responsible for the costs and expenses related to such services, which the Partnership will agree to reimburse in accordance with the Partnership Agreement.
     Pursuant to the Partnership Agreement Amendment, the Partnership’s Amended and Restated Agreement of Limited Partnership will be amended to (i) authorize the issuance of the Class C Units of the Partnership that will comprise part of the consideration for the transactions contemplated by the Contribution Agreement and to make certain other changes in connection with the authorization of the issuance of the Class C Units of the Partnership, (ii) provide for the proration of distributions, with respect to the first fiscal quarter in which the Class C Units and the Additional Partner Units are outstanding, on the Class C Units and the Additional Partner Units to reflect the fact that the Class C Units and the Additional Partner Units will not be outstanding during the full quarterly period, and (iii) provide that certain amounts received by the Partnership under the Omnibus Agreement are to be treated as a capital contribution to the Partnership by Williams in the amount of such payment.
     The General Partner serves as the general partner of the Partnership, holding a 2% general partner interest and incentive distribution rights in the Partnership. Williams currently directly or indirectly owns (i) 100% of the General Partner, which allows it to control the Partnership and to own the 2% general partner interest and incentive distribution rights in the Partnership, (ii) 100% of WGP, WES, and WGPGPC, and (iii) an approximate 21.57% limited partner interest in the Partnership. The conflicts committee of the board of directors of the General Partner recommended approval of the Partnership’s acquisition of the Contributed Entities. The conflicts committee retained independent legal and financial advisors to assist it in evaluating and negotiating the transactions contemplated by the Contribution Agreement. In recommending approval of such transactions, the conflicts committee based its decision in part on an opinion from the committee’s independent financial advisor that the consideration to be paid by the Partnership in each of the Contribution Agreement and the initial making of the WMZ Exchange Offer is fair, from a financial point of view, to the Partnership.
     The foregoing description of the Contribution Agreement and the transactions contemplated thereby and of the exhibits to the Contribution Agreement are not complete and are subject to and qualified in their entirety by reference to the full text of such agreements. A copy of the Contribution Agreement, including the exhibits thereto, is attached hereto as Exhibit 10.1. The Contribution Agreement, including the exhibits thereto, is included as an exhibit to this Form 8-K to provide investors with information regarding its terms. It is not intended to provide any other factual information about Williams or the other parties to the Contribution Agreement or the other agreements attached as exhibits or any of their respective subsidiaries or affiliates. The representations, warranties and covenants contained in the Contribution Agreement or the other agreements attached as exhibits thereto were or will be made only for the purposes of such agreements and as of a specific date, were or will be solely for the benefit of the parties to such agreements, may be subject to limitations agreed upon by the contracting parties, including being qualified by disclosure schedules made for the purposes of allocating contractual risk between the parties thereto instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Investors should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or conditions of Williams or the other parties to the Contribution Agreement or the other agreements attached as exhibits thereto or any of their respective subsidiaries and affiliates. Moreover, information concerning the subject matter of the representations, warranties and covenants may change after the date of the Contribution Agreement or the other agreements attached as exhibits thereto, which subsequent information may or may not be fully reflected in William’s public disclosures.

Item 7.01.	Regulation FD Disclosure.
     On January 19, 2010, Williams and the Partnership issued a joint press release announcing (i) the entry into the Contribution Agreement, (ii) the commencement by Williams of a tender offer to purchase up to $3.0 billion aggregate principal amount of Williams’ outstanding debt securities and consent solicitations to amend certain provisions of the indentures pursuant to which such debt securities were issued, (iii) that the Partnership will offer the Debt Securities in a private placement to be conducted pursuant to Rule 144A under the Securities Act, (iv) that the Partnership will terminate its existing credit facility and establish a new $1.5 billion credit facility, (collectively, the “Restructuring Transactions”) and (v) that following the completion of the Restructuring Transactions, the Partnership intends to commence an exchange offer for the outstanding publicly traded common units of WMZ (the “WMZ Exchange Offer”). Closing of the Restructuring Transactions is subject to regulatory approvals and other conditions and is expected to be completed in the first quarter of 2010. Williams also issued on January 19, 2010, a separate press release announcing the terms of its $3.0 billion debt tender offer and consent solicitation. Copies of the press releases are furnished and attached as Exhibits 99.1 and 99.5 hereto and are incorporated herein by reference.

     On January 19, 2010, Williams announced that it will discuss the Restructuring Transactions during a live webcast beginning at 10 a.m. (EST) on January 19, 2010. The webcast will be accessible at www.williams.com and www.williamslp.com, and slides to be used in connection with the webcast and at meetings with investors are available for viewing, downloading and printing on both websites and are furnished and attached as Exhibit 99.2 hereto and incorporated by reference.
     The information in this Item 7.01, including Exhibits 99.1 and 99.2, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or otherwise subject to the liabilities of that Section, nor shall it be deemed to be incorporated by reference in any filing under the Securities Act or the Exchange Act.

Item 8.01.	Other Events.
     In connection with the Restructuring Transactions, (i) the Contributed Entities’ audited financial statements for the years ended December 31, 2007 and 2008 and unaudited financial statements for the nine months ended September 30, 2009, and (ii) unaudited pro forma financial statements as of September 30, 2009 and for the year ended December 31, 2008 and nine months ended September 30, 2009 for Williams that reflect the closing of the Restructuring Transactions are attached as Exhibits 99.3 and 99.4 hereto and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.
     (d) Exhibits.

Exhibit No.	Description
10.1
Contribution Agreement, dated as of January 15, 2010, by and among Williams Partners L.P., Williams Gas Pipeline Company, LLC, Williams Energy Services, LLC, WGP Gulfstream Pipeline Company, L.L.C., Williams Partners GP LLC, Williams Partners Operating LLC and, for a limited purpose, The Williams Companies, Inc, including exhibits thereto.

23.1	Consent of independent auditors, Ernst & Young LLP.
99.1	Press Release, dated January 19, 2010.
99.2	Slides to be used in connection with the January 19, 2010 webcast and meetings with investors.
99.3	Financial statements for the Contributed Entities.
99.4	Pro forma financial statements for The Williams Companies, Inc.
99.5	Press Release, dated January 19, 2010.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE WILLIAMS COMPANIES, INC. /s/ La Fleur C. Browne Name: La Fleur C. Browne Title: Corporate Secretary

DATED: January 19, 2010

EXHIBIT INDEX

Exhibit No.	Description
10.1
Contribution Agreement, dated as of January 15, 2010, by and among Williams Partners L.P., Williams Gas Pipeline Company, LLC, Williams Energy Services, LLC, WGP Gulfstream Pipeline Company, L.L.C., Williams Partners GP LLC, Williams Partners Operating LLC and, for a limited purpose, The Williams Companies, Inc, including exhibits thereto.

23.1	Consent of independent auditors, Ernst & Young LLP.
99.1	Press Release, dated January 19, 2010.
99.2	Slides to be used in connection with the January 19, 2010 webcast and meetings with investors.
99.3	Financial statements for the Contributed Entities.
99.4	Pro forma financial statements for The Williams Companies, Inc.
99.5	Press Release, dated January 19, 2010.